   As filed with the Securities and Exchange Commission on June 26, 1997.
                                                      Registration No. 333-19401

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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                              -----------------

                               POST-EFFECTIVE
                             AMENDMENT NO. 2 TO
                                  FORM SB-2
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                              -----------------

                       FROST HANNA CAPITAL GROUP, INC.

                              -----------------

           (Exact name of registrant as specified in its charter)

          Florida                          6799                  65-0701248
          -------                          ----                  ----------
(State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
    of incorporation or         Classification Code Number)     Identification
       organization)                                               Number)


                       Frost Hanna Capital Group, Inc.
                          327 Plaza Real, Suite 319
                          Boca Raton, Florida  33432
                           Telephone (561) 367-1079

                              -----------------

        (Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

                                Mark J. Hanna
                                  President
                       Frost Hanna Capital Group, Inc.
                          327 Plaza Real, Suite 319
                         Boca Raton, Florida  33432
                          Telephone (561) 367-1079

                              -----------------

                     (Name, address, including Zip Code,
                            and telephone number,
                 including area code, of agent for service)

                Please send copies of all communications to:

                         Teddy D. Klinghoffer, Esq.
                       Stearns Weaver Miller Weissler
                         Alhadeff & Sitterson, P.A.
                           150 West Flagler Street
                                 Suite 2200
                            Miami, Florida  33130
                               (305) 789-3200

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        Frost Hanna Capital Group, Inc., a Florida corporation (the
"Registrant"), hereby requests the withdrawal from registration of the 1,700,000 shares (the "Shares") of the Registrant's Common Stock, par value $.0001 per share (the "Common Stock"), being offered pursuant to this Registration Statement. The Registrant initially registered the Shares in connection with its proposed initial public offering of its Common Stock. The offering was terminated on April 9, 1997, after the Registration Statement was declared effective but prior to any of the Shares being offered or sold. The offering was terminated as a result of the Representative's discontinuance of its operations.


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                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 26, 1997.

                                 FROST HANNA CAPITAL GROUP, INC.


                                 By:  /s/ Richard B. Frost
                                      -----------------------------------------
                                      Richard B. Frost, Chief Executive Officer


                              POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacity and on the dates indicated.


SIGNATURE                       TITLE                           DATE
---------                       -----                           ----

/s/ Richard B. Frost            Chief Executive Officer,        June 26, 1997
------------------------        Chairman of the Board
Richard B. Frost


        *                       President, Director             June 26, 1997
------------------------
Mark J. Hanna


        *                       Vice President, Treasurer       June 26, 1997
------------------------        Principal Financial Officer,
Marshal E. Rosenberg, Ph.D.     Director




        *                       Vice President, Secretary,      June 26, 1997
------------------------        Director
Donald H. Baxter




* By:/s/ Richard B. Frost
     ------------------------
     Attorney-In-Fact pursuant to
     Power of Attorney